SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  May 20, 2004

LEHMAN ABS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-108503	13-3447441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 526-7000

ITEM 5. OTHER EVENTS.

Lehman ABS Corporation (the “Company”) proposes to offer Lehman Home Equity Loan Asset-Backed Certificates, Series 2004-3 (the “Certificates”).  In connection therewith, Lehman Brothers Inc. (the “Underwriter”) has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided the Underwriters with certain information regarding the characteristics of the mortgage loans in the related portfolio, the Company did not participate in the preparation of the Computational materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying with respect to the Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the mortgage loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.  The Computational Materials are attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL

INFORMATION AND EXHIBITS.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN ABS CORPORATION

By:  /s/ Matthew Lewis

Name:  Matthew Lewis
Title:  Senior Vice President

Dated:  May 20, 2004

EXHIBIT INDEX

Exhibit

Description

99.1

Computational Materials

EXHIBIT 99.1

COMPUTATIONAL MATERIALS